UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Pzena Investment Management, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-8999751

(State of incorporation or organization)	(I.R.S. Employer or Identification No.)

120 West 45th Street
New York, New York	10036

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Class A common stock, par value $0.01 per share	New York Stock Exchange
If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. ☑
If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: File No. 333-143660
Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
For a description of the securities to be registered hereunder, reference is made to the information relating to the Class A common stock, par value $0.01 per share, of Pzena Investment Management, Inc. (the “Registrant”) set forth under the heading “Description of Capital Stock” in the Registrant’s Prospectus, which constitutes a part of the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-143660) (the “Registration Statement”), filed under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference.
Item 2. Exhibits.
Not applicable.

SIGNATURE
        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: October 23, 2007	Pzena Investment Management, Inc.

	By:	/s/ Wayne A. Palladino

		Name:	Wayne A. Palladino
		Title:	Chief Financial Officer